Exhibit 99.2

Summary P&L from Continuing Operations

(millions)	Q107	Q207	Q307	Q407	Q108	Q208	FY 2005	FY 2006	FY 2007
GAAP Total Revenue	$626.3	$597.5	$617.4	$623.5	$613.9	$649.3	$2,037.2	$2,250.0	$2,464.7
Less: Revenue from One-Time Licensing of IP	$(35.0)	$-	$-	$-	$-	$-	$-	$-	$(35.0)
Product Sales	$591.3	$597.5	$617.4	$623.5	$613.9	$649.3	$2,037.2	$2,250.0	$2,429.7
Q-Q %	1%	1%	3%	1%	-2%	6%
Y-Y %	11%	8%	7%	6%	4%	9%		10%	8%

GAAP Gross Margin	$399.7	$361.2	$373.5	$373.9	$375.8	$396.0	$1,256.1	$1,393.6	$1,508.3
Less: Revenue from One-Time Licensing of IP	$(35.0)	$-	$-	$-	$-	$-	$-	$-	$(35.0)
Add: Restructuring Related Expense	$-	$-	$-	$-	$-	$-	$-	$20.3	$-
Non-GAAP Gross Margin	$364.7	$361.2	$373.5	$373.9	$375.8	$396.0	$1,256.1	$1,413.9	$1,473.3
% Product Sales	61.7%	60.5%	60.5%	60.0%	61.2%	61.0%	61.7%	62.8%	60.6%

GAAP Operating Expense	$230.3	$227.0	$228.0	$254.3	$229.9	$238.8	$790.6	$867.5	$939.6
Less: Purchased In-Process Research and Development	$-	$-	$-	$-	$-	$-	$-	$(21.7)	$-
Less: Restructuring Related Expense	$(5.2)	$(10.1)	$-	$(25.2)	$-	$-	$(31.5)	$(1.8)	$(40.5)
Add: Litigation Settlement Payment Received	$-	$8.5	$-	$-	$-	$-	$-	$-	$8.5
Non-GAAP Operating Expense	$225.1	$225.4	$228.0	$229.1	$229.9	$238.8	$759.1	$844.0	$907.6
% Product Sales	38.1%	37.7%	36.9%	36.7%	37.4%	36.8%	37.3%	37.5%	37.4%

GAAP Operating Income from Continuing Operations	$169.4	$134.2	$145.5	$119.6	$145.9	$157.2	$465.5	$526.1	$568.7
One time and special items mentioned above	$(29.8)	$1.6	$-	$25.2	$-	$-	$31.5	$43.8	$(3.0)
Non-GAAP Operating Income from Continuing Operations	$139.6	$135.8	$145.5	$144.8	$145.9	$157.2	$497.0	$569.9	$565.7
% Product Sales	23.6%	22.7%	23.6%	23.2%	23.8%	24.2%	24.4%	25.3%	23.3%

GAAP Diluted EPS from Continuing Operations	$0.45	$0.37	$0.38	$0.30	$0.40	$0.44	$0.95	$1.40	$1.51
Less: Revenue from One-Time Licensing of IP	$(0.065)	$-	$-	$-	$-	$-	$-	$-	$(0.068)
Add: Purchased In-Process Research and Development	$-	$-	$-	$-	$-	$-	$-	$0.042	$-
Add: Acquisition Related Expense	$0.016	$-	$-	$-	$-	$-	$-	$-	$0.017
Add: Restructuring Related Expense	$0.010	$0.019	$-	$0.064	$-	$-	$0.056	$0.039	$0.090
Less: Litigation Settlement Payment Received	$-	$(0.036)	$-	$-	$-	$-	$-	$-	$(0.037)
Less: Tax Benefit Assoc. with Tax Settlement (Fiscal Years 2001-2003)	$-	$-	$-	$-	$-	$-	$-	$(0.095)	$-
Less: Gain on Sale of Investment	$(0.015)	$-	$-	$-	$-	$-	$-	$-	$(0.015)
Less: Gain on Sale of Product Line	$-	$-	$-	$-	$-	$-	$-	$(0.023)	$-
Add: Tax Expense Related to IRS Exam (Fiscal Years 2004-2005)	$-	$-	$-	$0.014	$-	$-	$-	$-	$0.013
Add: Tax Expense Related to the Repatriation of Foreign Earnings	$-	$-	$-	$-	$-	$-	$0.128	$-	$-
Less: Impact of Reinstatement of R&D Tax Credit	$(0.028)	$-	$-	$-	$-	$-	$-	$-	$(0.030)
Non GAAP Diluted EPS from Continuing Operations	$0.37	$0.35	$0.38	$0.38	$0.40	$0.44	$1.13	$1.36	$1.48

Diluted Shares	349.2	338.8	327.3	313.8	304.3	295.4	383.5	371.0	332.3

Non-GAAP Financial Information

These financial schedules include non-GAAP financial measures for prior periods that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Manner in Which Management Uses the Non-GAAP Financial Measures

Management uses non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP diluted earnings per share to evaluate the Company’s operating performance against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the underlying baseline operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures

The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following items are excluded from our Non-GAAP gross margin:

Non-Recurring Revenue Associated with the License of Certain Intellectual Property Rights to a Third Party. On November 9, 2006, we received a one-time, non-recurring payment of $35 million in exchange for granting a license of certain intellectual property rights to a third party. This payment increased revenue in the first quarter of fiscal 2007 by $35 million. We exclude this item and the related tax effects from our non-GAAP results because it is a one-time item not associated with the ongoing operations of our business.

Restructuring-Related Expense. These expenses are incurred in connection with facility closures and other reorganization efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our Non-GAAP operating expenses:

Purchased In-Process R&D. We incur in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. We exclude these items because these expenses are not reflective of ongoing operating results in the period incurred.

Restructuring-Related Expense. These expenses are incurred in connection with facility closures and other reorganization efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

Proceeds from the one-time settlement of litigation. In the second quarter of fiscal 2007, we settled a lawsuit against Maxim Integrated Products and received a one-time non-recurring payment of $19 million. A portion of this payment ($8.5 million) was to compensate us for the legal expenses we incurred during the years 2001 through 2007 in connection with this lawsuit. As the original legal expenses were recorded as general and administrative expenses in the income statement, we recorded the recovery of these legal expenses in the same line item in our operating expenses. The remaining $10.5 million was recorded as non-operating income because it is not associated with the normal operations of our business. We exclude this payment and the related tax effects from our non-GAAP results because it is a one-time item not associated with the ongoing operations of our business.

The following items are excluded from our Non-GAAP operating income:

Non-Recurring Revenue Associated with the License of Certain Intellectual Property Rights to a Third Party. On November 9, 2006, we received a one-time, non-recurring payment of $35 million in exchange for granting a license of certain intellectual property rights to a third party. This payment increased revenue in the first quarter of fiscal 2007 by $35 million. We exclude this item and the related tax effects from our non-GAAP results because it is a one-time item not associated with the ongoing operations of our business.

Purchased In-Process R&D. We incur in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. We exclude these items because these expenses are not reflective of ongoing operating results in the period incurred.

Restructuring-Related Expense. These expenses are incurred in connection with facility closures and other reorganization efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

Proceeds from the one-time settlement of litigation. In the second quarter of fiscal 2007, we settled a lawsuit against Maxim Integrated Products and received a one-time non-recurring payment of $19 million. A portion of this payment ($8.5 million) was to compensate us for the legal expenses we incurred during the years 2001 through 2007 in connection with this lawsuit. As the original legal expenses were recorded as general and administrative expenses in the income statement, we recorded the recovery of these legal expenses in the same line item in our operating expenses. The remaining $10.5 million was recorded as non-operating income because it is not associated with the normal operations of our business. We exclude this payment and the related tax effects from our non-GAAP results because it is a one-time item not associated with the ongoing operations of our business.

The following items are excluded from our Non-GAAP diluted earnings per share:

Non-Recurring Revenue Associated with the License of Certain Intellectual Property Rights to a Third Party. On November 9, 2006, we received a one-time, non-recurring payment of $35 million in exchange for granting a license of certain intellectual property rights to a third party. This payment increased revenue in the first quarter of fiscal 2007 by $35 million. We exclude this item and the related tax effects from our non-GAAP results because it is a one-time item not associated with the ongoing operations of our business.

Purchased In-Process R&D. We incur in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. We exclude these items because these expenses are not reflective of ongoing operating results in the period incurred.

Acquisition-Related Expense. During the first quarter of fiscal 2007, we recorded a tax adjustment when we finalized the accounting associated with our fourth quarter of fiscal 2006 acquisition. We excluded this income tax expense from our non-GAAP results because it was not associated with the income tax expense on our current operating results.

Restructuring-Related Expense. These expenses are incurred in connection with facility closures and other reorganization efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

Proceeds from the one-time settlement of litigation. In the second quarter of fiscal 2007, we settled a lawsuit against Maxim Integrated Products and received a one-time non-recurring payment of $19 million. A portion of this payment ($8.5 million) was to compensate us for the legal expenses we incurred during the years 2001 through 2007 in connection with this lawsuit. As the original legal expenses were recorded as general and administrative expenses in the income statement, we recorded the recovery of these legal expenses in the same line item in our operating expenses. The remaining $10.5 million was recorded as non-operating income because it is not associated with the normal operations of our business. We exclude this payment and the related tax effects from our non-GAAP results because it is a one-time item not associated with the ongoing operations of our business.

Tax Savings Associated with IRS Tax Settlement. During the fourth quarter of fiscal 2006 the United States Internal Revenue Service (the IRS) completed its examination of fiscal years 2001, 2002 and 2003 and issued their report. The Company agreed to accept their report and filed its 2005 tax return and an amended return for 2004 to conform to the methodologies agreed to during the 2001-2003 examination. The completion of this examination and the filing of refund claims in other jurisdictions associated with the completion of the IRS audit resulted in an income tax benefit. We excluded these income tax benefits from our non-GAAP results because they were not associated with the income tax expense on our current operating results.

Gain on Sale of Investment. We realized a gain of $8 million in the first quarter of fiscal 2007 from the sale of a minority shareholding in a company. We excluded this amount and the related tax effects because it is a one-time item not associated with our ongoing operating results.

Gain on the Sale of a Product Line. We realized a gain on the sale of our DSP-based DSL ASIC and network processor product line that we sold in the second quarter of fiscal 2006. This amount arose from prior activities and has no direct correlation to the ongoing business operations.

Tax Adjustment Associated with IRS Examination. During the fourth quarter of fiscal year 2007, the IRS completed its field examination of fiscal years 2004 and 2005. Although the IRS has not issued its final report for fiscal 2004 and 2005, they have issued proposed adjustments related to these two fiscal years. We have provided $4.4 million for taxes and penalties related to certain of these proposed adjustments. We exclude this income tax expense from our non-GAAP results because it is not associated with the income tax expense on our current operating results.

Tax Expense Associated with the Repatriation of Foreign Earnings. On October 22, 2004, the American Jobs Creation Act of 2004, or the AJCA, was signed into law. The AJCA created a temporary incentive for US multinational corporations to repatriate accumulated foreign income by providing an 85% dividends received deduction for certain dividends from controlled foreign corporations. During fiscal 2005, we repatriated $1,055 million of accumulated foreign earnings. Under current tax law, the earnings repatriated prior to October 29, 2005 were taxed at a reduced effective tax rate. We exclude this item from our non-GAAP results because it was a temporary incentive and is not associated with the ongoing operations of our business.

Tax Savings Associated with Reinstatement of the Federal R&D Tax Credit. The IRS reinstated the R&D tax credit in December 2006, retroactive to January 1, 2006. This retroactive reinstatement resulted in a $10 million income tax savings to the Company in the first quarter of fiscal 2007. We excluded this income tax savings from our non-GAAP measures because it is not associated with the income tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

Management believes that the presentation of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures

Analog Devices believes that non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology in excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures

Management compensates for these material limitations in non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP diluted earnings per share by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measure. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.